SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 7, 1994




                         GROW GROUP, INC.
     (Exact name of registrant as specified in its charter)



                            NEW YORK
          (State or other jurisdiction of incorporation)



          1-4596                          11-1665588
(Commission File Number)      (IRS Employer Identification No.)



        200 Park Avenue, New York, New York         10166
     (Address of principal executive offices)     (Zip Code)



                         (212) 599-4400
     (Registrant's telephone number, including area code)



                         Not Applicable
  (Former name or former address, if changed since last report)





                                   Exhibit Index is on page 4

Item 5.   Other Information

          On May 7, 1994, Grow Group, Inc. (the "Company") executed an agreement to purchase certain assets and assume certain liabilities of Sinclair Paint, a Division of Insilco Corporation, for a purchase price of $51,000,000 plus other consideration (subject to adjustment at the closing). Sinclair is a manufacturer and marketer of architectural paints which generated approximately $98,000,000 of revenues in calendar 1993. A copy of the Asset Purchase Agreement between Insilco Corporation and the Company is annexed hereto as Exhibit 10.1.

     In conjunction with the Asset Purchase Agreement, the Company is negotiating an increase from $40 million to $60 million in its revolving credit line.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial statements of business acquired:

          Not applicable.

     (b)  Pro forma financial information:

          Not applicable.

     (c)  Exhibits:

          The following Exhibit is filed with this Current Report on Form 8-K:

          Exhibit
          Number                        Description

            10.1                   Asset Purchase Agreement,
                                   dated as of May 7, 1994,
                                   between Insilco Corporation
                                   and Grow Group, Inc.




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
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   GROW GROUP, INC.



Date:  May 10, 1994           By:  /s/ Russell Banks
                                     Russell Banks
                                   President and Chief
                                    Executive Officer






























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
                          Exhibit Index

Exhibit
Number                       Exhibit                   Location

10.1                     Asset Purchase Agreement,         6
                         dated as of May 7, 1994,
                         between Insilco Corporation
                         and Grow Group, Inc.

































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
                          EXHIBIT 10.1









































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